Exhibit 4(a)(3)

200301 2-1209

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment—Domestic Corporation

(15 Pa. C.S.)

Entry Number

2692106	X Business Corporation (§1915)
Nonprofit Corporation (§5915)

Name	Document will be returned to the name and address you enter to the left.

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Address

City State Zip Code

Fee: $52	Filed in the Depatment of state on Feb 11, 2003

/S/ BENJAMIN RAUS

(Acting) Secretary of the Commonwealth
JK

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:

Xerox Connect, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

411 Eagleview Blvd.	Exton	PA	19341	Chester

(b) Name of Commercial Registered Office Provider				County

c/o

3.	The statue by or under which it was incorporated:

Business Corporation Law of 1988

4.	The date of its incorporation: April 25, 1996

5.	Check, and if appropriate complete one of the following:

X	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

	The amendment shall be effective on:		at

		Date		Hour

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

ROOM 206 NORTH OFFICE BUILDING

P.O. BOX 8722

HARRISBURG, PA 17105-8722

XEROX GLOBAL SERVICES, INC.

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.STATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717) 787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND/OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

ENTITY NUMBER: 2692106

MICROFILM NUMBER: 2003012

1209-1210

6.	Check one of the following:

X	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

X	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

The amendment adopted by the corporation, set forth in full, is as follows

“1	The name of the corporation is Xerox Global Services, Inc.”

The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

X	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

10th day of February ,

2003

XEROX CONNECT, INC.

Name of Corporation

/S/ MARTIN S. WAGNER, SECRETARY

Signature

Martin S. Wagner, Secretary

Title